Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (“Agreement”) is entered into by and between Kevin Richardson, II (“Employee”) and SANUWAVE Health, Inc. (the “Company”), effective as of May 23, 2023 (“Effective Date”).

RECITALS

A.          Employee has been employed by the Company as its Chief Executive Officer.

B.          Employee and the Company have agreed to conclude their employment relationship amicably, but mutually recognize that such a relationship may give rise to potential claims or liabilities.

C.          Employee and the Company desire to resolve Employee’s separation from the Company and all of Employee’s potential claims involving the Company on the terms set out in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement and the First Release, the parties, intending to be legally bound, agree as follows:

AGREEMENT

For the consideration described below, the adequacy of which the parties acknowledge, Employee and the Company, intending to be bound, agree as follows:

1.	Continued Employment.

(a)           Transition Period. If Employee signs and returns this Agreement no later than May 23, 2023, and subject to the terms and conditions of this Agreement, the Company agrees to continue Employee’s employment, and Employee accepts continued employment by the Company, for the period (the “Transition Period”) commencing on the Effective Date and continuing until the earlier of (i) 12 months from the signing of this Agreement (the “Anticipated Separation Date”), or (ii) the date on which Employee’s employment is terminated under Section 1(b). The effective date of the termination of Employee’s employment with the Company for any reason is referred to herein as the “Separation Date.” Unless Employee’s employment is terminated before the Anticipated Separation Date as a result of Employee’s death or the Company terminating Employee’s employment for Cause (as defined in Section 1(c)), Employee’s employment will automatically end effective as of the end of the day on the Anticipated Separation Date.

If Employee does not sign and return this Agreement by May 23, 2023, then the Company will terminate Employee’s employment effective May 23, 2023, in which case such date will be the Separation Date and Employee will not be eligible for any additional compensation under this Agreement or any Employee Agreement (as defined below) and this Agreement will be null and void.

(b)           Early Termination. Employee may terminate Employee’s employment or otherwise relieve Employee of any responsibilities under this Agreement prior to the Anticipated Separation Date for any reason or for no reason, and with or without prior notice during any part of the Transition Period. Upon the termination of Employee’s employment by Employee without cause or provocation by Company, the Company will pay to Employee such compensation that has been earned but not paid to Employee as of the Separation Date, payable in accordance with the Company’s normal payroll policies and procedures.

(c)           Cause Definition. For purposes of this Agreement, “Cause” means (i) an act or acts of personal dishonesty taken by Employee and intended to result in substantial personal enrichment of Employee at the expense of the Company; (ii) refusal or failure by Employee to perform his employment duties as reasonably directed through the Separation Date, including without limitation, any Duties assigned to Employee as outlined below; (iii) Employee’s material breach of any employment-related agreement between Employee and the Company, including without limitation, any confidentiality, non-solicitation, non-competition, or other similar agreements (collectively, the “Employee Agreement”), this Agreement, or any material written Company policy; or (iv) the willful engaging by Employee in illegal conduct that is materially and demonstrably injurious to the Company.

2.           Compensation and Benefits.

(a)           Salary. While Employee is employed by the Company during the Transition Period, the Company will continue to pay Employee his base salary as in effect as of the Effective Date (the “Transition Salary”), payable according to the Company’s regular payroll schedule. The Transition Salary will be subject to all legally required and authorized withholdings.

(b)           Bonus.  While Employee is employed by the Company during the Transition Period, Employee will remain eligible for any annual bonus earned as determined by the Board (or the Compensation Committee thereof), subject to any goals or other terms of such bonus as determined by the Board.  This bonus shall be pro-rated to 5/12ths of the total to reflect the 5 months of work of Employee as CEO in 2023 and tied to the following objectives:

(i) 33.33% based on the Company achieving sales of $30 million in calendar year 2023,

(ii) 33.33% based on the Company achieving adjusted EBITDA of $3 million in calendar year 2023, and

(iii) 33.33% based on the Company achieving listing on a major exchange (defined as NASDAQ or NYSE) in calendar year 2023

(c)           Benefits. While Employee is employed by the Company during the Transition Period, Employee shall remain eligible to participate in all employee benefit plans and programs generally available from time to time to employees of the Company, to the extent that Employee meets the eligibility requirements for each individual plan or program and subject to the provisions, rules, and regulations of, or applicable to, the plan or program.

(d)           Stock Options.  The Employee is entitled to 25,000,000 options granted by the Board on April 6, 2023, 50% of which will vest immediately upon issuance and 50% of which will vest on April 15, 2024.  For the avoidance of doubt, the parties expressly agree that the Company will waive any provision that the options must be exercised within 90 days of separation from the Company.  Options shall remain valid through their standard 5-year term per employee options agreement.

(e)           No Additional Compensation. Except as set forth in Sections 2(a), 2(b), 2(c), 2(d), or 5(a)(iii) or as expressly determined in the Company’s sole discretion, Employee will not be eligible to receive any other form of compensation of any kind during the Transition Period, including without limitation, any other bonuses or other incentive compensation, commissions, equity awards or equity-based compensation in any form.

3.           Position, Duties, Responsibilities and Authority. During the Transition Period, Employee shall be employed as the Chief Strategy Officer and shall report to the interim Chief Executive Officer.  Employee shall have the following duties, responsibilities and authority (collectively, “Duties”):

(a)           ensure the successful onboarding of the non-interim Chief Executive Officer and Chief Operations Officer placements through open communication, knowledge transfer and cooperation with all cross functional teams;

(b)           provide and openly share with successors all historical information relating to company procedures, IP, departmental operations, KOL’s, customers, institutions, studies, trade secrets and company history;

(c)           facilitate introductions and continue interaction with key customers, vendors and other important industry contacts;

(d)           represent the Company at trade shows and other industry functions as requested;

(e)           identify joint ventures and strategic partnerships to monetize the Company’s patent portfolio; and

(f)           other deliverables as identified by the interim or non-interim Chief Executive Officer.

Employee shall perform the Duties to the best of his abilities and working toward the best interests of the Company at all times, including without limitation, not disparaging the Company, its products, services, employees, officers, directors, or agents.

Other than participation in Boards of Directors of companies that are not in competition with Company, such participation to be disclosed by Employee to the Board of Directors, during the Transition Period, Employee shall devote Employee’s full working time, attention and efforts satisfying Employee’s Duties, subject to Employee’s reasonable use of vacation leave during the Transition Period; provided, however, that the Company may, at any time and for any reason, relieve Employee of some or all of Employee’s Duties during any part of the Transition Period. Upon the termination of Employee’s employment for any reason, Employee shall follow all applicable policies and procedures previously adopted by the Company or adopted by the Company during the Transition Period, including without limitation policies related to business ethics, non-discrimination, conflict of interest, confidentiality and protection of trade secrets, to the extent Employee’s obligations survive the Separation Date, and Employee shall not engage in any activity during the Transition Period that is detrimental or is reasonably likely to be detrimental to the Company’s best interests or that violates any terms of the Employee Agreement.

4.           First Release. At the same time Employee signs this Agreement, Employee also will sign a release in the form attached to this Agreement as Exhibit A (the “First Release”). This Agreement will not be interpreted or construed to limit the First Release in any manner. The existence of any dispute respecting the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release. The periods described in the First Release during which Employee may consider whether to sign or may rescind the First Release and the procedures stated in the First Release for accepting or rescinding the First Release also apply to this Agreement. The First Release and this Agreement must be accepted or rescinded together.

5.           Separation Benefits.

(a)        Payment. Subject to satisfaction of the conditions set forth in Section 5(b), the Company will provide the following separation benefits to Employee (combined, the “Separation Benefits”):

(i)      the Company and Employee will enter into a: (1) new, mutually acceptable employment agreement; incorporating the provisions set forth in Section 2 above, or (2) a consulting agreement under which he will continue to provide services to the Company for a period of up to two years following the end of the Transition Period which will be for mutually agreed upon services and compensation between the Employee and the Company and incorporating the provisions set forth in Section 2(a), 2(b), and 2(d) above, or (3) a severance payment as set forth in Section 5(a)(iii) below, which preserves Employee’s stock option grant as identified in Section 2(d) above; and

  (ii)     if Employee properly elects continuation coverage under SANUWAVE’s group health insurance policies, continuation of the Company’s contributions (at the then applicable rate for similar situated employees of SANUWAVE) for the period beginning on the Separation Date and ending on the earlier of (A) the two-year anniversary of the Separation Date,  (B) the date on which Employee becomes eligible for health insurance benefits through a subsequent employer, and (C) the date Employee is no longer legally eligible to receive such continuation coverage.

(iii)  In the event that no mutually agreed upon consulting agreement or further employment contract is signed between Employer and Employee, or in the event Employee’s employment or consulting engagement is terminated prior to the Anticipated Separation date by the Company without Cause, Employee will be eligible to receive a severance payment equal to (A) 20 weeks of his final base salary, and (B) all earned by unpaid compensation owed by the Company to Employee under applicable law.

In addition to all Separation Benefits, the Company will pay to Employee all amounts required to be paid by applicable state law including, but not limited to, unreimbursed business expenses submitted to the Company by the close of business on June 30, 2023 and accrued and unused paid time off.

(b)       Conditions. The Separation Benefits described in Section 5(a) are subject to the following conditions: (i) Employee remains employed by or consultant to the Company through the Anticipated Separation Date or the date during the Transition Period upon which the Company terminates Employee’s employment prior to the Anticipated Separation Date without Cause, (ii) on or within 21 days after the Separation Date, Employee has signed a second release in the form substantially as attached hereto as Exhibit B (the “Second Release”); (iii) Employee has not rescinded the Second Release within the rescission period set forth in the Second Release; and (iv) Employee has not breached his obligations under this Agreement or the Employee Agreement. This Agreement will not be interpreted or construed to limit the Second Release in any manner. The existence of any dispute respecting the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the Second Release.

6.           Return of Property. Upon the Separation Date, or at any earlier time upon request from the Company, Employee shall deliver promptly to the Company all the Company property that is in Employee’s possession or under Employee’s control, including without limitation any computers, cellular phone, pagers, credit cards, keys, records, files, documents, data, photographs, video tapes, audio tapes, computer disks and other computer storage media.

7.           Confidentiality and Non-Disparagement. Employee shall keep the terms of this Agreement, the First Release and the Second Release confidential and shall not disclose such terms to anyone other than Employee’s attorneys, accountants, tax advisors, or spouse, and except as required or authorized by law. Employee agrees that Employee, and Company agrees that the Board will not make any false, disparaging, derogatory or offensive statements to anyone about the other (or, in the case of the Employee, about any of the Company’s products or services). Notwithstanding any language above to the contrary, nothing in this Agreement is intended to, and does not, interfere with Employee’s rights under federal, state or local civil rights or discrimination laws to file a charge of discrimination with the Equal Employment Opportunity Commission or any similar state or local administrative agency, to participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or any similar state or local agency, to discuss wages, benefits, and other terms and conditions of employment or workplace matters of mutual concern to the extent such discussions are protected by the National Labor Relations Act, or to provide truthful, non-trade secret information in response to any subpoena or other legal process.

8.           Agreement to Assist and Cooperate. At the Company’s reasonable request and upon reasonable notice, Employee will, from time to time, following the Transition Period, discuss and consult with the Company regarding business matters that Employee was directly and substantially involved with while employed by the Company.

9.           Entire Agreement; Amendment. This Agreement (including the First Release and Second Release) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement (including the First Release and Second Release), including the termination of Employee’s employment with the Company, and the Company and Employee agree that there were no inducements or representations leading to the execution of this Agreement except as stated in this Agreement, the First Release and the Second Release. This Agreement may be amended only by a writing signed by Employee and the Company.

10.         Assignment. The rights and obligations of the Company under this Agreement (including the First Release and Second Release) shall inure to the benefit of and shall be binding upon its agents, employees, successors, assigns, heirs, attorneys, trustees, estates and representatives. The rights and obligations of Employee under this Agreement shall not be subject to transfer or assignment by Employee without the written consent of the Company.

11.         Governing Law and Consent to Jurisdiction. This Agreement, the First Release and the Second Release shall be interpreted and construed in accordance with the laws of Minnesota (without regard to conflict of laws principles). Any legal action related to or arising out of this Agreement, the First Release and the Second Release shall be commenced exclusively in a state or federal court in Minnesota. The parties hereby consent to jurisdiction in the state or federal courts located in Minnesota and waive any defense based on lack of jurisdiction or inconvenient forum.

Dated: 5/23/2023 , 2023	/s/ Kevin Richardson, II
Kevin Richardson, II

Dated: 5/23/2023 , 2023	SANUWAVE

	By:	Morgan Frank

	Its:	ceo/chairman

EXHIBIT A

FIRST RELEASE BY KEVIN RICHARDSON

Definitions. I intend all words used in this First Release (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the meanings outlined below.  Any capitalized terms not defined in this Release shall have the meaning set forth in the Separation Agreement (as defined below).

A.	I, me, and my means me (Kevin Richardson, II) and anyone who has or obtains any legal rights or claims through me.

B.
SANUWAVE means SANUWAVE Health, Inc., any entity related to SANUWAVE Health, Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of SANUWAVE Health, Inc.

C.
Company means SANUWAVE; the present and past officers, directors, members, committees, equity holders (together with any officers, partners, managers members, employees, agents and affiliates of any such equity holder), and employees of SANUWAVE; any company providing employment or employee benefit services to SANUWAVE in the past or present; any company providing insurance to SANUWAVE in the present or past; the present and past employee benefit plans sponsored or maintained by SANUWAVE (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for SANUWAVE; and anyone who acted on behalf of SANUWAVE or on instructions from SANUWAVE.

D.	Separation Agreement means the Transition and Separation Agreement between me and SANUWAVE dated May 23, 2023.

E.	Consideration means the separation benefits as outlined in the Separation Agreement.

F.	My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with SANUWAVE, the decision to terminate that employment, or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.
all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the ADA Amendments Act, the Rehabilitation Act of 1973, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Massachusetts Wage Act (M.G.L. 149, §§ 148 to 150), the Massachusetts Fair Employment Practices Act (M.G.L. 151B, §§ 1 to 10), the Massachusetts Small Necessities Leave Act;,the Massachusetts Earned Sick Time Law, the Massachusetts Equal Pay Act, the Massachusetts Act Relative to Insurance and Genetic Testing and Privacy Protection, the Massachusetts Parental Leave Act, the Massachusetts Sexual Harassment Statute, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts False Claims Act, the Massachusetts Act Relative to Domestic Violence, and any workers’ compensation retaliation claims;

5.
all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.
all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form, vacation pay, perquisites, and expense reimbursements;

7.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims for breach of the Separation Agreement, (ii) any claims for unemployment benefits, (iii) any claims I have to any amounts under SANUWAVE’s 401(k) plan, (iv) any claims that the law does not allow to be waived, (v) any claims for indemnification I may have as an officer or director based on my service to the Company under the Company’s governing documents, applicable law, or any insurance policy of the Company, or (vi) any claims that may arise after the date on which I sign this Release.

Agreement to Release My Claims. Subject to the conditions outlined below, I will receive the Consideration from SANUWAVE if I sign and do not rescind this Release as provided below.  I understand and acknowledge that this Consideration is in addition to anything of value that I would be entitled to receive from SANUWAVE if I did not sign this Release or if I rescinded this Release.  In exchange for that Consideration I give up and release all of My Claims as set forth in this Release.  I will not make any demands or claims against the Company for compensation or damages relating to My Claims.  The Consideration that I am receiving is a fair compromise for the release of My Claims.  Furthermore, I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the charge or other proceeding.

Acknowledgment of Compensation. SANUWAVE will provide me amounts owed under the Separation Agreement, my regular base compensation through the Separation Date, and any other compensation that is earned but unpaid as of the Separation Date. Upon receipt of such amounts, I represent and confirm that I have been fully paid for all wages, overtime, commissions, bonuses, and other compensation that I have earned through my employment with SANUWAVE through the date of this Release.

No Other Rights To Compensation.  I understand and acknowledge that, except as provided in this Release and the Separation Agreement, and subject to the terms and conditions of this Release and the Separation Agreement, the Company is not obligated to make any payments to me of any kind and does not have any other outstanding obligations to me under any agreement or arrangement between me and the Company or under any Company plan or policy.

Additional Agreements and Understandings.  Even though SANUWAVE will provide Consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me.  In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Confidentiality.  To the fullest extent permitted by law, I agree that the terms of this Release are confidential and that I may not disclose those terms to any person except: (a) as part of any legal or administrative agency proceeding; or (b) to my attorneys, spouse,  and tax advisors, provided they agree to keep the terms of this Release confidential.

Non-Disclosure of Confidential Information. Except as permitted above with respect to limited disclosure of the terms of this Release to certain individuals, I will not use or disclose any confidential information (as outlined in any employment-related agreement between me and SANUWAVE (“Employee Agreement”)) to any person at any time unless I have the advance written consent of SANUWAVE’s Board of Directors.  My prohibited use or disclosure of confidential information will not apply if I can establish that the confidential information has become publicly available and easily ascertainable through no wrongful act or omission by me.  I acknowledge the Consideration for which I am eligible under this Release is conditioned upon me complying with the Employee Agreement, including my obligation to return all company information upon the separation of my employment.

No Unlawful Restriction.  I understand and agree that nothing in this Release, including the Confidentiality and Non-Disclosure of Confidential Information provisions above, is intended to or will: (a) impose any condition, penalty, or other limitation on my rights to challenge this Release; (b) constitute an unlawful release of my rights; (c) prevent me from exercising any rights I have under Section 7 of the National Labor Relations Act; or (d) prevent or interfere with my ability or right to provide truthful testimony if under subpoena to do so, to file any charge with or participate in any investigation or proceeding before the U.S. Equal Employment Opportunity Commission or any other federal, state or local governmental agency, or to respond to a subpoena, court order or as otherwise provided by law.

Cooperation.  In partial consideration for the Consideration being paid to me under this Release, to the fullest extent permitted by law, I agree to cooperate with the Company’s reasonable requests, subject to my own availability, in: (a) providing information; (b) resolving questions; or (c) transitioning any responsibilities of information, pertaining to any matters which arose during my employment by SANUWAVE about which I have or may have knowledge of the underlying facts or for which I had responsibility during my employment with SANUWAVE.

Return Of Property.  I represent that I have delivered to SANUWAVE all SANUWAVE property that was previously in my possession or under my control, including without limitation any computers, cellular telephones, credit cards, keys, records, files, documents, data, computer disks and other computer storage media.

Procedure for Accepting or Rescinding the Release.  To accept the terms of this Release, I must deliver this Release, after I have signed and dated it, to SANUWAVE by email or by mail within the period that I have to consider this Release.  All deliveries must be made to SANUWAVE at the following address:

SANUWAVE
Attn: Human Resources
11495 Valley View Road
Eden Prairie, MN 55344-3617
[***]

If I choose to deliver my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to SANUWAVE at the address stated above.

Entire Agreement.  This Release, together with the Separation  Agreement, constitutes the entire agreement between me and SANUWAVE with respect to the subject matter of this Release, including the termination of my employment with SANUWAVE, and I agree that there were no inducements or representations leading to the execution of this Release except as stated in this Release and the Separation Agreement. For avoidance of doubt, this Release does not modify or supersede any of the terms of the Employee Agreement, which will remain in full force and effect in accordance with the terms of the Employee Agreement.

Amendment.  This Release may be amended only by a writing that is signed by me and an authorized representative of SANUWAVE.

Waiver. No term or condition of this Release shall be deemed to have been waived except by a statement in writing signed by the party against whom the enforcement of the waiver is sought. The waiver by SANUWAVE of the breach or nonperformance of any provision of this Release by me will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Release.

Severability. In case any one or more of the provisions of this Release is determined invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Release will not in any way be affected or impaired thereby.

Heirs, Successors, and Assigns. This Release shall be binding upon me and my heirs, administrators, representatives, or executors, and upon SANUWAVE’s successors or assigns. No assignment of this Release may be made by me, and any such purported assignment shall be null and void.  SANUWAVE may assign its rights or obligations under this Release to any successor or assign of SANUWAVE without further consent by me.

Interpretation of the Release.  This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company.  If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations.  I am legally able and entitled to receive the Consideration being provided to me in settlement of My Claims.  I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with SANUWAVE.  No child support orders, garnishment orders, or other orders requiring that money owed to me by SANUWAVE be paid to any other person are now in effect.

I acknowledge and agree that I have received all leave, leaves of absence, and leave benefits and protections for which I am eligible, and have not suffered any on-the-job injury for which you have not already notified the Company.

I have read this Release carefully.  I understand all of its terms.  In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in this Release.  I am voluntarily releasing My Claims against the Company.  I intend this Release to be legally binding.

Dated:
KEVIN RICHARDSON, II

EXHIBIT B

SECOND RELEASE BY KEVIN RICHARDSON

Definitions. I intend all words used in this Second Release (“Release”) to have their plain meanings in ordinary English. Specific terms that I use in this Release have the meanings outlined below.  Any capitalized terms not defined in this Release shall have the meaning set forth in the Separation Agreement (as defined below).

A.	I, me, and my means me (Kevin Richardson, II) and anyone who has or obtains any legal rights or claims through me.

B.
SANUWAVE means SANUWAVE Health, Inc., any entity related to SANUWAVE Health, Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of SANUWAVE Health, Inc.

C.
Company means SANUWAVE; the present and past officers, directors, members, committees, equity holders (together with any officers, partners, managers members, employees, agents and affiliates of any such equity holder), and employees of SANUWAVE; any company providing employment or employee benefit services to SANUWAVE in the past or present; any company providing insurance to SANUWAVE in the present or past; the present and past employee benefit plans sponsored or maintained by SANUWAVE (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for SANUWAVE; and anyone who acted on behalf of SANUWAVE or on instructions from SANUWAVE.

D.	Separation Agreement means the Transition and Separation Agreement between me and SANUWAVE dated May 23, 2023.

E.	Consideration means the separation consideration as outlined in the Separation Agreement.

F.	My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with SANUWAVE, the decision to terminate that employment, or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.
all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the ADA Amendments Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Massachusetts Wage Act (M.G.L. 149, §§ 148 to 150), the Massachusetts Fair Employment Practices Act (M.G.L. 151B, §§ 1 to 10), the Massachusetts Small Necessities Leave Act;,the Massachusetts Earned Sick Time Law, the Massachusetts Equal Pay Act, the Massachusetts Act Relative to Insurance and Genetic Testing and Privacy Protection, the Massachusetts Parental Leave Act, the Massachusetts Sexual Harassment Statute, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Minimum Fair Wage Act, the Massachusetts Plant Closing Law, the Massachusetts False Claims Act, the Massachusetts Act Relative to Domestic Violence, and any workers’ compensation retaliation claims;

5.
all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.
all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form, vacation pay, perquisites, and expense reimbursements;

7.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims for breach of the Separation Agreement, (ii) any claims for unemployment benefits, (iii) any claims I have to any amounts under SANUWAVE’s 401(k) plan, (iv) any claims that the law does not allow to be waived, (v) any claims for indemnification I may have as an officer or director based on my service to the Company under the Company’s governing documents, applicable law, or any insurance policy of the Company, or (vi) any claims that may arise after the date on which I sign this Release.

Agreement to Release My Claims. Subject to the conditions outlined below, I will receive the Consideration from SANUWAVE if I sign and do not rescind this Release as provided below.  I understand and acknowledge that this Consideration is in addition to anything of value that I would be entitled to receive from SANUWAVE if I did not sign this Release or if I rescinded this Release.  In exchange for that Consideration I give up and release all of My Claims as set forth in this Release.  I will not make any demands or claims against the Company for compensation or damages relating to My Claims.  The Consideration that I am receiving is a fair compromise for the release of My Claims.  Furthermore, I understand and agree that, with the exception of money provided to me by a governmental agency as an award for providing information, I am not entitled to receive any money or other relief in connection with My Claims, regardless of who initiated or filed the charge or other proceeding.

Acknowledgment of Compensation. SANUWAVE will provide me amounts owed under the Separation Agreement, my regular base compensation through the Separation Date, and any other compensation that is earned but unpaid as of the Separation Date. Upon receipt of such amounts, I represent and confirm that I have been fully paid for all wages, overtime, commissions, bonuses, and other compensation that I have earned through my employment with SANUWAVE through the date of this Release.

No Other Rights To Compensation.  I understand and acknowledge that, except as provided in this Release and the Separation Agreement, and subject to the terms and conditions of this Release and the Separation Agreement, the Company is not obligated to make any payments to me of any kind and does not have any other outstanding obligations to me under any agreement or arrangement between me and the Company or under any Company plan or policy.

Additional Agreements and Understandings.  Even though SANUWAVE will provide Consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me.  In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Confidentiality.  To the fullest extent permitted by law, I agree that the terms of this Release are confidential and that I may not disclose those terms to any person except: (a) as part of any legal or administrative agency proceeding; or (b) to my attorneys, spouse and tax advisors, provided they agree to keep the terms of this Release confidential.

Non-Disclosure of Confidential Information. Except as permitted above with respect to limited disclosure of the terms of this Release to certain individuals, I will not use or disclose any confidential information (as outlined in any employment-related agreement between me and SANUWAVE (“Employee Agreement”)) to any person at any time unless I have the advance written consent of SANUWAVE’s Board of Directors.  My prohibited use or disclosure of confidential information will not apply if I can establish that the confidential information has become publicly available and easily ascertainable through no wrongful act or omission by me.  I acknowledge the Consideration for which I am eligible under this Release is conditioned upon me complying with the Employee Agreement, including my obligation to return all company information upon the separation of my employment.

No Unlawful Restriction.  I understand and agree that nothing in this Release, including the Confidentiality and Non-Disclosure of Confidential Information provisions above, is intended to or will: (a) impose any condition, penalty, or other limitation on my rights to challenge this Release; (b) constitute an unlawful release of my rights; (c) prevent me from exercising any rights I have under Section 7 of the National Labor Relations Act; or (d) prevent or interfere with my ability or right to provide truthful testimony if under subpoena to do so, to file any charge with or participate in any investigation or proceeding before the U.S. Equal Employment Opportunity Commission or any other federal, state or local governmental agency, or to respond to a subpoena, court order or as otherwise provided by law.

Response to Reference Requests. I agree to direct any reference requests related to my employment with SANUWAVE to SANUWAVE’s Human Resources Department. SANUWAVE agrees to respond to any such requests by providing only my dates of employment with SANUWAVE and the positions I held during such employment.

Cooperation.  In partial consideration for the Consideration being paid to me under this Release, to the fullest extent permitted by law, I agree to cooperate with the Company’s reasonable requests, subject to my own availability, in: (a) providing information; (b) resolving questions; or (c) transitioning any responsibilities of information, pertaining to any matters which arose during my employment by SANUWAVE about which I have or may have knowledge of the underlying facts or for which I had responsibility during my employment with SANUWAVE.

Return Of Property.  I represent that I have delivered to SANUWAVE all SANUWAVE property that was previously in my possession or under my control, including without limitation any computers, cellular telephones, credit cards, keys, records, files, documents, data, computer disks and other computer storage media.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Release.  My decision whether to sign this Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have twenty-one (21) days after the day I receive this Release or my Separation Date, whichever is later, to consider whether I wish to sign this Release.  I may not sign this Release before my Separation Date.  If I sign this Release before the end of the 21-day consideration period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release.  I also agree that any changes made to this Release before I sign it, whether material or immaterial, will not restart the 21-day consideration period.

My Right to Rescind this Release.  I understand that I may rescind this Release at any time within fifteen (15) days after I sign it, not counting the day upon which I sign it.  This Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release.  To accept the terms of this Release, I must deliver this Release, after I have signed and dated it, to SANUWAVE by email or by mail within the 21-day period that I have to consider this Release.  To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to SANUWAVE by email or by mail within the 21-day rescission period.  All deliveries must be made to SANUWAVE at the following address:

SANUWAVE
Attn: Human Resources
11495 Valley View Road
Eden Prairie, MN 55344-3617
[***]

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to SANUWAVE at the address stated above.

Entire Agreement.  This Release, together with the Separation Agreement and the First Release, constitutes the entire agreement between me and SANUWAVE with respect to the subject matter of this Release, including the termination of my employment with SANUWAVE, and I agree that there were no inducements or representations leading to the execution of this Release except as stated in this Release, the Separation Agreement and the First Release. For avoidance of doubt, this Release does not modify or supersede any of the terms of the Employee Agreement, which will remain in full force and effect in accordance with the terms of the Employee Agreement.

Amendment.  This Release may be amended only by a writing that is signed by me and an authorized representative of SANUWAVE.

Waiver. No term or condition of this Release shall be deemed to have been waived except by a statement in writing signed by the party against whom the enforcement of the waiver is sought. The waiver by SANUWAVE of the breach or nonperformance of any provision of this Release by me will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Release.

Governing Law and Jurisdiction. This Release shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without regard to conflicts of law provisions. Minnesota state or federal courts will have personal and subject-matter jurisdiction over any litigation arising out of or relating to this Release. Any action involving claims for interpretation, breach or enforcement of this Release shall be brought in such courts.  I consent to personal jurisdiction over me in the state and/or federal courts of Minnesota and hereby waive any defense of lack of personal jurisdiction or inconvenient forum.

Severability. In case any one or more of the provisions of this Release is determined invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Release will not in any way be affected or impaired thereby.

Heirs, Successors, and Assigns. This Release shall be binding upon me and my heirs, administrators, representatives, or executors, and upon SANUWAVE’s successors or assigns. No assignment of this Release may be made by me, and any such purported assignment shall be null and void.  SANUWAVE may assign its rights or obligations under this Release to any successor or assign of SANUWAVE without further consent by me.

Interpretation of the Release.  This Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company.  If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations.  I am legally able and entitled to receive the Consideration being provided to me in settlement of My Claims.  I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with SANUWAVE.  No child support orders, garnishment orders, or other orders requiring that money owed to me by SANUWAVE be paid to any other person are now in effect.

I acknowledge and agree that I have received all leave, leaves of absence, and leave benefits and protections for which I am eligible, and have not suffered any on-the-job injury for which you have not already notified the Company.

I have read this Release carefully.  I understand all of its terms.  In signing this Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in this Release.  I am voluntarily releasing My Claims against the Company.  I intend this Release to be legally binding.

Dated:
KEVIN RICHARDSON, II